                                                                   EXHIBIT 3(ii)

                        THIRD AMENDED AND RESTATED BYLAWS
                                       OF
                           MACC PRIVATE EQUITIES INC.

                                    ARTICLE I
                                  STOCKHOLDERS

         Section 1. Annual Meeting.  An annual meeting of the stockholders,  for the  election of  directors  to succeed  those  whose  terms  expire and for the transaction  of such other  business as may  properly  come before the  meeting, shall be held on the fourth Tuesday of February commencing with the year 1996.

         Section 2. Special Meetings. Special meetings of the stockholders,  for any purpose or purposes  prescribed in the notice of the meeting,  may be called by the  Board of  Directors  or the  Chairman  of the  Board or by vote of forty percent (40%) of the issued and outstanding Common Stock of the Corporation.  In addition, special meetings shall be held at such place, on such date and at such time as they or he or she shall fix.

         Section 3. Notice of Meetings.  Written  notice of the place,  date and time of all meetings of the stockholders, and, in case of a special meeting, the purpose or purposes  for which the meeting is called,  shall be given,  not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder  entitled to vote at such meeting,  except as otherwise provided herein or required by law (meaning, here and hereinafter,  as required  from  time to  time by the  Delaware  General  Corporation  Law or the
Certificate of Incorporation of the Corporation).

         When a meeting is adjourned  to another  place,  date or time,  written notice need not be given of the  adjourned  meeting if the place,  date and time thereof  are  announced  at the  meeting  at which  the  adjournment  is  taken;
provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally  noticed,  or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any  adjourned  meeting,  any business may be  transacted  which might have been transacted at the original meeting.

         Section 4. Quorum. At any meeting of the stockholders, the holders of a majority  of all of the  shares of the stock  entitled  to vote at the  meeting, present  in person or by proxy,  shall  constitute  a quorum  for all  purposes, unless or except to the  extent  that the  presence  of a larger  number  may be required  by law.  Where a separate  vote by a class or classes is  required,  a majority of the shares of such class or classes present in person or represented by proxy shall  constitute a quorum entitled to take action with respect to that vote on that matter.

         If a quorum  shall  fail to attend any  meeting,  the  chairman  of the meeting or the holders of a majority of the shares of stock entitled to vote who are present,  in person or by proxy,  may adjourn the meeting to another  place, date or time. If a notice of any adjourned  special  meeting of  stockholders is sent to all stockholders entitled to vote thereat,  stating that it will be held with

                                                                   EXHIBIT 3(ii)

those present  constituting a quorum,  then except as otherwise required by law, those  present at such  adjourned  meeting  shall  constitute a quorum,  and all matters shall be determined by a majority of the votes cast at such meeting.

         Section 5.  Organization.  The  Chairman  of the Board,  or such other person as the Board of Directors may have  designated or, in the absence of the
Chairman and such other person,  the chief executive officer of the Corporation or, in his or her  absence,  such  person as may be chosen by the  holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the  stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation,  the secretary of the meeting shall be such person as the chairman appoints.

         Section  6.  Conduct  of  Business.  The  chairman  of any  meeting  of stockholders  shall  determine  the order of business  and the  procedure at the meeting,  including  such  regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

          The date and time of the opening and the closing of the polls for each matter upon which the shareholders  will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors of the  Corporation  may adopt by  resolution  such rules and  regulations  for the conduct of the meeting of shareholders as it shall deem  appropriate.  Except to the extent not  inconsistent  with any such rules and  regulations as adopted by the Board of Directors,  the chairman of any meeting of shareholders  shall have the right and authority to prescribe such rules,  regulations and procedures and to do all such acts as, in the judgment of such chairman,  are  appropriate  for the proper conduct of the meeting. Such rules, regulations or procedures whether adopted by the Board of Directors or  prescribed by the chairman of the meeting, may include,  without  limitation,  the following:  (i) the  establishment of an agenda or order of  business  for the  meeting;  (ii) rules and  procedures  for maintaining  order  at the  meeting  and the  safety  of  those  present;  (iii)
limitations on attendance at or  participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;  (iv) restrictions on entry to the meeting after the time fixed for the commencement  thereof;  and
(v)  limitations on the time allotted to questions or comments by  participants.
Unless and to the extent determined by the Board of Directors or the chairman of the  meeting,  meetings  of  shareholders  shall not be  required  to be held in accordance with the rules of parliamentary procedure.

          Section 7.  Proxies  and Voting.  At any meeting of the  stockholders, every stockholder  entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure  established for the meeting.

         Each  stockholder  shall  have one (1) vote  for  every  share of stock entitled to vote which is  registered  in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

         All voting,  including the election of directors  but  excepting  where otherwise required by law, may be by a voice vote; provided,  however, that upon demand  therefor by a  stockholder  entitled  to vote or by his or her proxy,  a stock vote shall be taken.  Every stock vote shall be taken by ballots,  each of which shall  state the name of the  stockholder  or proxy  voting and such other

                                                                   EXHIBIT 3(ii)

information as may be required under the procedure  established for the meeting.
Every vote taken by ballots  shall be  counted  by an  inspector  or  inspectors appointed by the chairman of the meeting.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise  required by law, all other matters shall be determined by a majority of the votes cast.

         Section 8. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such  stockholder and the number of shares registered  in his or her  name,  shall be open to the  examination  of any such stockholder,  for any purpose germane to the meeting,  during ordinary  business hours for a period of at least ten (10) days prior to the  meeting,  either at a place  within the city where the  meeting is to be held,  which  place  shall be specified in the notice of the  meeting,  or if not so  specified,  at the place where the meeting is to be held.

         The stock list shall  also be kept at the place of the  meeting  during the  whole  time  thereof  and  shall  be open to the  examination  of any  such stockholder who is present. This list shall presumptively determine the identity of the  stockholders  entitled  to vote at the  meeting and the number of shares held by each of them.

         Section 9. No Consent of  Stockholders  in Lieu of Meeting.  Any action required  or  permitted  to be  taken  at  any  annual  or  special  meeting  of stockholders  of the  Corporation  must be effected  at a duly called  annual or special meeting of the stockholders,  and may not be effected by written consent of the stockholders.

          Section  10.  Notice  of  Nominations  and  Other  Business  at Annual
Meetings.

                  (a)  Nominations  of  persons  for  election  to the  Board of
Directors of the  Corporation  and the proposal of business to be  considered by the  stockholders  may be made at an annual meeting of stockholders (1) pursuant to the Corporation's  notice of meeting, (2) by or at the direction of the Board of  Directors or (3) by any  stockholder  of record at the time of giving of the notice by the stockholders provided for in this Section, who is entitled to vote at the meeting and who  complied  with the notice  procedures  set forth in this
Section.

                  (b) For  nominations or other business to be properly  brought before an annual  meeting by a  stockholder  pursuant to clause (3) of paragraph
(a) of this Section,  the  stockholder  must have given timely notice thereof in writing to the  Secretary  of the  Corporation.  To be timely,  a  stockholder's notice  shall be delivered  to the  Secretary  not less than sixty (60) days nor more than  ninety  (90) days  prior to the date on which the  Corporation  first mailed  its proxy  materials  for the prior  year's  annual  meeting;  provided, however,  that in the event that the date of the annual meeting has changed more than  thirty  (30) days from the prior  year,  notice by the  stockholder  to be timely  must be so  delivered  a  reasonable  time  before the date on which the
Corporation  first mails its proxy  materials with respect to the annual meeting at which such proposal is to be made. Such stockholder's  notice shall set forth
(1) as to each person whom the stockholder  proposes to nominate for election or reelection  as a  director  all  information  relating  to such  person  that is required to be disclosed in  solicitations of proxies for election of directors, or is otherwise  required,  in each case  pursuant to  Regulation  14A under the
Securities Exchange

                                                                   EXHIBIT 3(ii)

Act of 1934, as amended (the "Exchange Act")  (including  such person's  written consent to being named in the proxy  statement  as a nominee and to serving as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting,  a brief  description of the business desired to be brought  before the meeting,  the reasons for  conducting  such  business at the meeting and any material  interest in such business of such  stockholder and the beneficial  owner,  if any, on which behalf the proposal is made;  and (3) as to the  stockholder  giving the notice and the beneficial  owner,  if any, on which behalf  the  nomination  or  proposal  is made (i) the name and  address of such stockholder,  as they appear on the Corporation's  books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and beneficial owner.

                  (c)  Notwithstanding   anything  in  the  second  sentence  of
paragraph (b) of this Section to the  contrary,  in the event that the number of directors  to be  elected  to the  Board  of  Directors  of the  Corporation  is
increased  and there is no public  announcement  naming all of the  nominees for director or specifying the size of the increased  Board of Directors made by the
Corporation  at least  seventy (70) days prior to the first  anniversary  of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered  timely,  but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal  executive offices for the Corporation not later than the close of business on the l0th day following the day on which such public  announcement is first made by the Corporation.

                  (d) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business  shall be conducted at an annual meeting of  stockholders  as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine  whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any  proposed  nomination  or business is not in  compliance  with these
Bylaws, to declare that such defective  proposed business or nomination shall be disregarded.

                  (e) For the purposes of this  Section,  "public  announcement"
shall mean disclosure in a press release reported by the Dow Jones News Service,
Associated  Press or a comparable  national news service in a document  publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15 (d) of the Exchange Act.

                  (f) Notwithstanding the foregoing  provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange
Act and the rules and  regulations  thereunder  with  respect to the matters set forth in this  Section.  Nothing in this  Section  shall be deemed to affect any rights of  stockholders to request  inclusion of proposals in the  Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         Section 1. Number and Term of Office.  The number of  directors  of the
Corporation  to  constitute  the  Board of  Directors  shall be five  (5).  Each director shall hold office until such

                                                                   EXHIBIT 3(ii)

director's  successor  has  been  elected  and  has  qualified,  or  until  such director's death,  retirement,  disqualification,  resignation or removal.  Each director shall hold office until the annual meeting of the  stockholders for the year in which his or her term  expires and until his or her  successor  shall be elected  and shall  qualify,  subject,  however,  to prior  death,  resignation, retirement, disqualification or removal from office.

         Section 2. Vacancies.  If the office of any director  becomes vacant by reason  of death,  resignation,  disqualification,  removal  or other  cause,  a majority of the directors remaining in office,  although less than a quorum, may elect a  successor  for the  unexpired  term and until his or her  successor  is elected and qualified.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places,  on such date or dates,  and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by one-third  (1/3) of the directors then in office (rounded up to the nearest whole number) or by the chairman and shall be held at such place, on such date and at such time as they or he or she shall fix.  Notice of the place, date and time of each such special  meeting shall be given each director by whom it is not waived by mailing  written  notice not less than five (5) days  before the meeting or by telegraphing  or telexing or by facsimile  transmission of the same not less than twenty-four  (24) hours before the meeting.  Unless otherwise indicated in the notice  thereof,  any and all business may be  transacted  at a special meeting.

         Section 5. Quorum. At any meeting of the Board of Directors, a majority of the  total  number of the  whole  Board  shall  constitute  a quorum  for all purposes.  If a quorum  shall fail to attend any  meeting,  a majority  of those present may adjourn the meeting to another place, date or time,  without further notice or waiver thereof.

         Section 6. Participation in Meetings by Conference  Telephone.  Members
of the Board of Directors,  or of any committee  thereof,  may  participate in a meeting of such Board or committee by means of  conference  telephone or similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other and such participation  shall constitute presence in person at such meeting.  However,  this Section 6 and the means of holding Board meetings  authorized  hereunder shall not apply to Board meetings required to be held in person by the Investment Company Act of 1940, as amended.

         Section  7.  Conduct  of  Business.  At any  meeting  of the  Board  of
Directors,  business  shall be  transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors  present,  except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof  consent thereto in writing,  and the writing or writings are filed with the minutes of  proceedings  of the Board of Directors.  However, the  Board  shall not take  action  by  consent  and  without  a meeting  if the provisions of the Investment  Company Act of 1940, as amended,  would  otherwise require the meeting to be held in person.

                                                                   EXHIBIT 3(ii)

         Section 8.  Powers.  The Board of  Directors  may,  except as otherwise required by law, exercise all such powers and do all such acts and things as may be  exercised  or done  by the  Corporation,  including,  without  limiting  the generality of the foregoing, the unqualified power:

                  (a) To declare  dividends from time to time in accordance with law;

                  (b) To purchase or otherwise  acquire any property,  rights or privileges on such terms as it shall determine;

                  (c) To authorize  the creation,  making and issuance,  in such form as it may determine,  of written  obligations of every kind,  negotiable or non-negotiable,  secured  or  unsecured,  and  to do  all  things  necessary  in connection therewith;

                  (d) To remove any officer of the  Corporation  with or without cause,  and from time to time to devolve  the  powers and duties of any  officer upon any other person for the time being;

                  (e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (f) To adopt  from  time to time  such  stock,  option,  stock purchase, bonus or other compensation plans for directors,  officers,  employees and agents of the Corporation and its subsidiaries as it may determine;

                  (g) To adopt from time to time such insurance,  retirement and other  benefit  plans  for  directors,  officers,  employees  and  agents of the
Corporation and its subsidiaries as it may determine; and

                  (h) To adopt from time to time  regulations,  not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

         Section 9. Compensation of Directors.  Directors, as such, may receive, pursuant  to  resolution  of the  Board  of  Directors,  fixed  fees  and  other compensation  for their services as directors,  including,  without  limitation, their services as members of committees of the Board of Directors.

                                   ARTICLE III
                                   COMMITTEES

         Section  1.  Committees  of  the  Board  of  Directors.  The  Board  of
Directors,  by a vote of a majority  of the whole  Board,  may from time to time designate  committees  of the Board,  with such  lawfully  delegable  powers and duties as it thereby  confers,  to serve at the pleasure of the Board and shall, for those  committees  and any others  provided for herein,  elect a director or directors to serve as the member or members,  designating,  if it desire,  other directors as alternate members who may replace any absent or disqualified member at any meeting of the  committee.  Any committee so designated  may exercise the power and  authority  of the  Board of  Directors  to  declare  a  dividend,  to authorize  the  issuance of stock or to adopt a  certificate  of  ownership  and merger  pursuant to Section 253 of the Delaware  General  Corporation Law if the
resolution  which

                                                                   EXHIBIT 3(ii)

designates the committee or a supplemental  resolution of the Board of Directors shall so  provide.  In the  absence  or  disqualification  of any  member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified  from voting,  whether or not he or she or they  constitute  a quorum,  may by  unanimous  vote appoint another  member of the Board of  Directors to act at the meeting in the place of the absent or disqualified member.

         Section 2.  Conduct of  Business.  Each  committee  may  determine  the procedural  rules for  meeting  and  conducting  its  business  and shall act in accordance  therewith,  except as otherwise  provided herein or required by law.
Adequate  provision  shall be made for  notice to  members  of all  meetings;  a majority of the members shall  constitute a quorum  unless the  committee  shall consist  of one (1) or two (2)  members,  in which  event one (1)  member  shall constitute a quorum;  and all matters  shall be determined by a majority vote of the members present.  Action may be taken by any committee  without a meeting if all members thereof consent thereto in writing,  and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. Generally.  The officers of the corporation shall consist of a Chairman of the Board, a President,  an Executive Vice President,  one or more
Vice  Presidents,  a Secretary,  a Treasurer and such other officers as may from time to time be appointed by the Board of Directors.  Officers  shall be elected by the Board of  Directors,  which  shall  consider  that  subject  at its first meeting  after every annual  meeting of  stockholders.  Each officer  shall hold office until his or her  successor is elected and  qualified or until his or her earlier  resignation  or removal.  Any number of offices may be held by the same person.

         Section  2.  President.  The  President  shall be the  chief  executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the  general  management  and  control  of  the  business  and  affairs  of  the
Corporation  and shall perform all duties and have all powers which are commonly incident to the office of chief  executive or which are  delegated to him or her by the  Board of  Directors.  He or she  shall  have  power  to sign  all  stock certificates,  contracts  and other  instruments  of the  Corporation  which are authorized and shall have general  supervision and direction of all of the other officers, employees and agents of the Corporation.

         Section 3. Vice  President.  Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors.  One (1)
Vice  President  shall be  designated  by the Board to  perform  the  duties and exercise the powers of the President in the event of the President's  absence or disability,  provided that if there shall be only one Vice President,  that Vice
President  shall  perform the duties and exercise the powers of the President in the event of the President's absence or disability.

         Section 4. Treasurer.  The Treasurer shall have the  responsibility for maintaining  the  financial  records  of the  Corporation.  He or she shall make disbursements of the funds of the Corporation as are authorized and shall render from  time to time an  account  of all such

                                                                   EXHIBIT 3(ii)

transactions and of the financial  condition of the  Corporation.  The Treasurer shall also perform such other duties as the Board of Directors  may from time to time prescribe.

         Section 5. Secretary.  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the  stockholders  and the Board of  Directors.  He or she shall  have  charge of the  corporate  books and shall perform  such  other  duties  as the  Board of  Directors  may from time to time prescribe.

         Section 6.  Designation  of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other  officers or agents, notwithstanding any provision hereof.

          Section 7. Removal.  Any officer of the  Corporation may be removed at any time, with or without cause, by the Board of Directors.

         Section 8. Action with  Respect to  Securities  of Other  Corporations.
Unless otherwise directed by the Board of Directors, the President or an officer of the  Corporation  authorized  by the  President  shall have power to vote and otherwise  act on behalf  of the  Corporation,  in  person  or by proxy,  at any meeting of  stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise  any and all rights and powers  which this  Corporation  may possess by reason of its ownership of securities in such other corporation.

                                    ARTICLE V
                                      STOCK

          Section 1. Stock.

         (a) The shares of the  Corporation  may be represented by  certificates signed  by,  or in the  name of the  Corporation  by,  the  President  or a Vice
President,  and by the Secretary or Assistant Secretary,  or the Treasurer or an
Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

         (b) Notwithstanding the foregoing,  the Corporation may issue shares of stock in the form of uncertificated  shares. Such uncertificated shares of stock shall be credited to a book entry account  maintained by the Corporation (or its designee) on behalf of the stockholder.

         (c)  Notwithstanding  the  foregoing,   the  shares  of  stock  of  the
Corporation  shall be eligible for a Direct  Registration  Program operated by a clearing agency  registered under Section 17A of the Securities  Exchange Act of
1934, as amended.

         Section 2.  Transfers  of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation  kept at an office of the Corporation or by  transfer  agents  designated  to  transfer  shares  of the  stock  of the
Corporation.  Except where a certificate is issued in accordance  with Section 4 of  Article V of these  Bylaws,  an  outstanding  certificate  for the

                                                                   EXHIBIT 3(ii)

number of shares  involved shall be surrendered  for  cancellation  before a new certificate is issued therefor, if such shares are represented by certificates.

         Section 3. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive  payment of any  dividend or other  distribution  or allotment of any rights or to  exercise  any  rights in  respect  of any  change,  conversion  or exchange of stock or for the purpose of any other  lawful  action,  the Board of
Directors may fix a record date, which record date shall not precede the date on which the  resolution  fixing the record date is adopted  and which  record date shall not be more than  sixty  (60) days nor less than ten (10) days  before the date of any meeting of shareholders,  nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no  record  date is  fixed  by the  Board  of  Directors,  the  record  date for determining  stockholders  entitled  to  notice  of or to vote at a  meeting  of stockholders shall be at the close of business on the day next preceding the day on which  notice is given or, if notice is not waived,  at the close of business on the day next  preceding  the day on which  the  meeting  is  held,  and,  for determining  stockholders  entitled to receive  payment of any dividend or other distribution  or  allotment  of  rights or to  exercise  any  rights of  change, conversion or exchange of stock or for any other purpose,  the record date shall be at the close of business on the day on which the Board of Directors  adopts a resolution relating thereto.

         A  determination  of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 4. Lost, Stolen or Destroyed Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place  pursuant to such  regulations as the Board of Directors may establish concerning the giving of a satisfactory bond or bonds of indemnity.

         Section  5.   Regulations.   The  issue,   transfer,   conversion   and
registration   of  certificates  of  stock  shall  be  governed  by  such  other regulations as the Board of Directors may establish.

                                   ARTICLE VI
                                     NOTICES

         Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder,  director, officer,  employee  or agent  shall be in writing  and may in every  instance be effectively given by hand delivery to the recipient thereof,  by depositing such notice in the  mails,  postage  paid,  or by  sending  such  notice by  pre-paid telegram or mailgram.  Any such notice  shall be addressed to such  stockholder, director,  officer,  employee  or agent at his or her last known  address as the same  appears  on the books of the  Corporation.  The time  when such  notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

         Section  2.  Waivers.  A  written  waiver  of any  notice,  signed by a stockholder,  director,  officer, employee or agent, whether before or after the time of the event for which

                                                                   EXHIBIT 3(ii)

notice is to be given,  shall be deemed  equivalent to the notice required to be given to such stockholder,  director,  officer,  employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 1. Facsimile Signatures.  In addition to the provisions for use of facsimile  signatures  elsewhere  specifically  authorized  in these  Bylaws, facsimile  signatures of any officer or officers of the  Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section  2.  Corporate  Seal.  The  Board of  Directors  may  provide a suitable seal,  containing the name of the  Corporation,  which seal shall be in the charge of the  Secretary.  If and when so directed by the Board of Directors or a  committee  thereof,  duplicates  of the  seal  may be kept and used by the
Treasurer or by an Assistant Secretary or Assistant Treasurer.

         Section 3. Reliance  upon Books,  Reports and Records.  Each  director, each member or any  committee  designated  by the Board of  Directors,  and each officer of the Corporation  shall,  in the performance of his or her duties,  be fully  protected  in  relying  in good  faith upon the books of account or other records  of the  Corporation  and upon such  information,  opinions,  reports or statements presented to the Corporation by any of its officers or employees,  or committees of the board of Directors so designated, or by any other person as to matters which such director or committee member  reasonably  believes are within such other person's  professional or expert  competence or who has been selected with reasonable care by or on behalf of the Corporation.

          Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         Section 5. Time  Periods.  In applying  any  provision  of these Bylaws which  requires  that an act be done or not be done a  specified  number of days prior to an event or that an act be done during a period of a  specified  number of days prior to an event,  calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                  ARTICLE VIII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Right to  Indemnification.  Each person who was or is made a party or is  threatened  to be made a party to or is  otherwise  involved in any
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director  or an officer of the  Corporation  or is or was serving at the  request of the  Corporation  as a director,  officer,  employee or agent of another  corporation  or  of  a  partnership,  joint  venture,  trust  or  other
enterprise,   including  service  with  respect  to  an  employee  benefit  plan
(hereinafter an  "indemnitee") , whether the basis of such proceeding is alleged action in an official capacity as a director,  officer,  employee or agent or in any other  capacity  while  serving as a director,  officer,  employee or agent, shall be indemnified  and held harmless by the Corporation to the fullest extent authorized by the Delaware  General

                                       10

                                                                   EXHIBIT 3(ii)

Corporation  Law, as the same exists or may  hereafter be amended  (but,  in the case of any such amendment,  only to the extent that such amendment  permits the
Corporation  broader   indemnification   rights  than  such  law  permitted  the
Corporation to provide prior to such amendment),  against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and or penalties  and amounts paid in  settlement)  reasonably  incurred or suffered by such indemnitee in connection  therewith;  provided,  however,  that,  except as provided  in  Section 3 of this  Article  VIII with  respect to  proceedings  to enforce rights to  indemnification,  the  Corporation  shall  indemnify any such indemnitee in connection  with a proceeding (or part thereof)  initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right of  indemnification  provided for in this Section 1 is subject to the limitation  provided in Section 7 and elsewhere in this Article VIII.

         Section   2.  Right  to   Advancement   of   Expenses.   The  right  to
indemnification  conferred in Section 1 of this  Article VIII shall  include the right to be paid by the Corporation the expenses  incurred in defending any such proceeding in advance of its final  disposition  (hereinafter an "advancement of expenses");  provided,  however,  that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which  service was or is  rendered  by such  indemnitee,  including, without limitation,  service to an employee benefit plan) shall be made only (i)
upon  delivery  to  the   Corporation   of  an   undertaking   (hereinafter   an
"undertaking"),  by or on behalf of such  indemnitee,  to repay all  amounts  so advanced if it shall  ultimately be determined by final  judicial  decision from which there is no further right to appeal  (hereinafter a "final  adjudication")
that such  indemnitee is not entitled to be indemnified  for such expenses under this section 2 or otherwise,  (ii) if the  Corporation  shall be insured against any such  advances  or (iii) if a  majority  of a quorum  of the  disinterested, non-party  directors of the  Corporation,  or an independent  legal counsel in a written opinion,  shall determine,  based on a review of readily available facts
(as opposed to a full trial-type inquiry),  that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.  The rights to  indemnification  and to the advancement of expenses  conferred in Sections 1 and 2 of this  Article  VIII  shall be  contract  rights and such  rights  shall continue as to an indemnitee who has ceased to be a director,  officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.  Neither the  amendment  nor repeal of this Section or any other part of Article  VIII,  nor the adoption or amendment of any other  provision of the Bylaws or Certificate of Incorporation of the Corporation  inconsistent with this Article VIII, shall apply to or affect in any respect the  applicability of with  respect to Sections 1 and 2 of this Article VIII any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Section 3. Right of  Indemnitee to Bring Suit. If a claim under Section
1 or 2 of this Article VIII is not paid in full by the Corporation  within sixty
(60) days after a written claim has been received by the Corporation,  except in the case of a claim for an advancement of expenses, in which case the applicable period  shall be twenty (20) days,  the  indemnitee  may at any time  thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful  in whole or in part in any such  suit,  or in a suit  brought by the
Corporation to recover an  advancement of expenses  pursuant to the terms of the undertaking,  the  indemnitee  shall be  entitled to be paid also the expense of prosecuting or defending such suit. In

                                       11

                                                                   EXHIBIT 3(ii)

                  (a) any suit brought by the  indemnitee  to enforce a right to indemnification  hereunder  (but  not in a suit  brought  by the  indemnitee  to enforce a right to an advancement of expenses) it shall be a defense that, and

                  (b) in any suit  brought  by the  Corporation  to  recover  an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses  upon final  adjudication  that,  the indemnitee has not met any applicable  standard for indemnification set forth in the Delaware General  Corporation Law or Section 7 of this Article VIII. Neither the failure of the  Corporation  (including its Board of Directors,  independent legal counsel or its  stockholders)  to have made a  determination  prior to the commencement  of such suit that  indemnification  of the indemnitee is proper in the  circumstances  because the indemnitee  has met the  applicable  standard of conduct set forth in the Delaware General  Corporation Law and Section 7 of this
Article VIII,  nor an actual  determination  by the  Corporation  (including its
Board of  Directors,  independent  legal counsel or its  stockholders)  that the indemnitee  has not met such  applicable  standard  of conduct,  shall  create a presumption  that the indemnitee has not met the applicable  standard of conduct or, in the case of such a suit brought by the  indemnitee,  be a defense to such
suit.   In  any  suit  brought  by  the   indemnitee   to  enforce  a  right  to
indemnification  or to an advancement of expenses  hereunder,  or brought by the
Corporation to recover an  advancement  of expenses  pursuant to the terms of an undertaking,  the burden of proving  that the  indemnitee  is not entitled to be indemnified,  or to such  advancement  of  expenses,  under this Article VIII or otherwise, shall be on the corporation.

         Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the  advancement  of expenses  conferred  in this  Article  VIII shall not be exclusive  of any other  right  which any person may have or  hereafter  acquire under any statute,  the  Corporation's  Certificate  of  Incorporation,  Bylaws,
agreement, vote of stockholders or disinterested directors or otherwise.

         Section 5. Insurance.  The Corporation may maintain  insurance,  at its expense, to protect itself and any director,  officer,  employee or agent of the
Corporation or another corporation,  partnership,  joint venture, trust or other
enterprise  against  any  expense,   liability  or  loss,  whether  or  not  the
Corporation  would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law; provided, however, that no insurance may be obtained for the purpose of indemnifying  any disabling conduct, as defined in Section 7 of this Article VIII.

         Section 6.  Indemnification of Employees and Agents of the Corporation.
The Corporation may, to the extent  authorized from time to time by the Board of
Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the  indemnification and advancement of expenses of directors and officers of the Corporation.

         Section 7. Limitation for Disabling Conduct. Notwithstanding any of the
foregoing,  the  Corporation  may not  indemnify  any director or officer of the
Corporation  against any liability to the corporation or its security holders to which  such  director  or  officer  might  otherwise  be  subject  by  reason of
"disabling conduct," as hereinafter defined.

                                       12

                                                                   EXHIBIT 3(ii)

                 (a) In the case of a director  or  officer of the  Corporation, such  determination  shall include a determination  that the liability for which such  indemnification  is  sought  did not  arise  by  reason  of such  person's disabling conduct. Such determination may be based on:

                    (i) a final  decision on the merits by a court or other body before whom the action,  suit or proceeding  was brought that the person to be  indemnified  was not liable by reason of  disabling conduct, or

                    (ii)  in the  absence  of  such  a  decision,  a  reasonable determination, based on a review of the facts, that the person to be  indemnified  was  not  liable  by  reason  of  such  person's disabling conduct by

                    (A) the vote of  majority of a quorum of  directors  who are disinterested, non-party directors, or

                    (B) an independent legal counsel in a written opinion.

          In making such determination, such disinterested,  non-party directors or  independent  legal  counsel,  as the case may be, may deem the dismissal for insufficiency  of evidence of any disabling  conduct of either a court action or an  administrative  proceeding  against a person to be  indemnified  to  provide reasonable  assurance  that such  person was not  liable by reason of  disabling conduct.

          (b) For the purpose of this Section:

                    (i) "disabling  conduct" of a director or officer shall mean such person's willful misfeasance, bad faith, gross negligence or reckless  disregard of the duties  involved in the conduct of the office;

                    (ii)  "disinterested,   non-party  director"  shall  mean  a
               director of the Corporation who is neither an "interested person"
               of  the  Corporation  as  defined  in  Section  2(a)(19)  of  the
               Investment Company Act of 1940 nor a party to the action, suit or proceeding in connection with which indemnification is sought;

                    (iii) "independent legal counsel" shall mean a lawyer who is not, and at least two (2) years prior to his engagement to render the opinion in question has not been, employed or retained by the
               Corporation,  by  any  investment  advisor  to or  the  principal underwriter for the Corporation, or by any person affiliated with any of the foregoing; and

                    (iv)  "the  Corporation"   shall  include  any  wholly-owned
               subsidiary of the  corporation  and, in addition to the resulting
               Corporation,   any   constituent   Corporation   (including   any
               constituent  of a  constituent)  absorbed in a  consolidation  or merger which, if its separate existence had continued, would have had power and  authority to indemnify  its  directors,  officers, employees or agents.

                                       13

                                                                   EXHIBIT 3(ii)

                                   ARTICLE IX
                                   AMENDMENTS

         These  Bylaws may be amended or repealed by the Board of  Directors  at any meeting or by the stockholders at any meeting.

         THE AMENDED AND RESTATED  BY-LAWS WERE ADOPTED AS OF DECEMBER 12, 2007,
AS AMENDED AS OF JANUARY 16, 2008, AS AMENDED AS OF OCTOBER 9, 2008.

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